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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Movie Gallery, Inc. on Amendment No. 2 to Form S-1 of our report, dated February 15, 2002, which contains an explanatory paragraph due to the uncertainty about Video Update, Inc. and subsidiaries (debtor-in-possession)'s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
May 14, 2002